Exhibit 10.1

INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made and entered into as of _______, 20___, by and between Trinity Industries, Inc., a Delaware corporation (the “Company”), and ________________________ (“Indemnitee”).
WHEREAS, qualified persons are reluctant to serve organizations as directors or officers or in other capacities unless they are provided with adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of such organizations;
WHEREAS, the parties hereto recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company and/or its subsidiaries, and the resultant substantial time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company and/or its subsidiaries;
WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such persons;
WHEREAS, it is reasonable, prudent and necessary for the Company to contractually agree to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company and/or its subsidiaries free from undue concern that they will not be adequately indemnified; and
WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for and on behalf of the Company and/or its subsidiaries on the condition that Indemnitee is indemnified according to the terms of this Agreement;
NOW, THEREFORE, in consideration of the premises and of Indemnitee’s agreement to provide services to the Company and/or its subsidiaries and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions.
(a)Beneficial Owner: shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time.ý

(b)Change in Control: shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then-outstanding securities, unless the transaction resulting in a person becoming the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the Company’s then-outstanding securities is approved in advance by the Board of Directors of the Company, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or a sale or disposition (whether by reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, or other similar corporate transaction or event) by the Company of all or substantially all of the Company’s assets (in one transaction or a series of transactions within any period of twenty-four (24) consecutive months) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. The sale or disposition of a subsidiary or a division of the Company, or certain assets of the Company (or of a subsidiary of the Company), shall not be a Change in Control unless any such transaction or series of related transactions results in a sale or disposition by the Company of all or substantially all of the Company’s assets as provided in this subparagraph (iv).

(c)Claim: any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Company or by any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

(d)Expenses: include attorneys’ fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or otherwise participating in (including on appeal), or preparing to investigate, defend, be a witness in or otherwise participate in, any Claim relating to any Indemnifiable Event.

(e)Expense Advance: as defined in Section 2(a) hereof.

(f)Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was serving as a member of the Board of Directors or an officer of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, manager, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise.

(g)Independent Legal Counsel: a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five (5) years previous to the selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Claim for which Indemnitee is seeking indemnification hereunder (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)Reviewing Party: (i) member or members of the Company’s Board of Directors who is not a party to the particular Claim, issue or matter for which Indemnitee is seeking indemnification, or (ii) Independent Legal Counsel.

2.Basic Indemnification Arrangement.
(a)In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than sixty (60) days after written demand is presented to the Company, against any and all Expenses, claims, damages, liabilities, losses, judgments, fines, excise taxes, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, claims, damages, liabilities, losses, judgments, fines, excise taxes, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within twenty (20) business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). Expense Advances shall be made without regard to the ability of Indemnitee to repay such amounts. Any such Expense Advances shall be made on an unsecured basis and be interest-free.
(b)Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that (A) if, when and to the extent that the Reviewing Party ultimately determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all such amounts theretofore paid, and (B) Indemnitee shall execute a written undertaking in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in the Delaware Court of Chancery to secure a determination that Indemnitee should be indemnified under applicable law, (A) any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law, or (B) the outcome of any Claim, shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be members of the Company’s Board of Directors who are not a party to the particular Claim, issue or matter for which Indemnitee is seeking indemnification, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) or if no such disinterested directors are available, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Delaware Court of Chancery seeking an initial determination by the Court of Chancery or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. In the event that Indemnitee does not commence such litigation within ninety (90) days following a determination by the Reviewing Party, such determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.
(c)The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Company shall not settle any Claim in any manner which would impose any penalty, liability or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.
3.Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company charter or bylaw provision now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all reasonable fees and expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
4.Indemnification for Additional Expenses. If any claim for indemnification or Expense Advance made by Indemnitee pursuant to Section 2 is not paid in full within the respective time periods contemplated therein, then Indemnitee may, at any time thereafter, bring suit against the Company to recover the unpaid amount of such claim. To the fullest extent permitted by law, if Indemnitee is successful in whole or in part in any suit (a) brought by Indemnitee pursuant to Section 2(a) or (b), (b) brought by the Company to recover an Expense Advance pursuant to the terms of an undertaking or (c) brought by Indemnitee to recover under any directors’ and officers’ liability insurance policies maintained by the Company, then

Indemnitee shall be entitled to be paid the expense of prosecuting or defending such suit. In addition, if so requested by Indemnitee, the Company shall advance to Indemnitee any and all expenses incurred by Indemnitee in connection with such suit.
5.Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with such successful defense.
6.Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified or to receive Expense Advances hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
7.No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.
8.Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s charter or bylaws, Delaware law or otherwise. To the extent that a change in Delaware law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s charter or bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in Delaware law (whether by statute or judicial decision) narrows the right of a Delaware corporation to indemnify its officers or directors, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.
9.Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
10.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
11.Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors or assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors, administrators and personal or legal representatives. This

Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company.
12.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.
13.Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
14.Demands, Requests and Notices to the Company. Any demands, requests or notices from Indemnitee to the Company (a) shall be directed to Trinity Industries, Inc., 2525 N. Stemmons Freeway, Dallas, Texas 75207, Attention: President (or such other address as the Company shall designate in writing to Indemnitee) and (b) shall be deemed received three (3) business days after the date sent by certified or registered mail, postage prepaid, return receipt requested, properly addressed.
15.Supersedes and Terminates Prior Indemnification Agreement. This Agreement supersedes and terminates any prior Indemnification Agreement, designated as such, between the parties to this Agreement with regard to indemnification by the Company of Indemnitee as a director or officer of the Company, and any such prior Indemnification Agreement is hereby terminated and of no further force or effect.
16.Counterparts. This Agreement may be executed in one or more counterparts, including by electronic transmission, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
17.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
TRINITY INDUSTRIES, INC.

By:
Name:
Title:
INDEMNITEE

Exhibit 10.1

EXHIBIT A
FORM OF UNDERTAKING TO REPAY EXPENSE ADVANCE

The Board of Directors of Trinity Industries, Inc.
Re: Undertaking to Repay Expense Advance
Ladies and Gentlemen:
This undertaking is being provided pursuant to that certain Indemnification Agreement dated as of the ___ day of ______, 20__, by and between Trinity Industries, Inc. (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of expenses in connection with [DESCRIPTION OF PROCEEDING] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my status as a [INSERT POSITION WITH THE COMPANY] or by reason of alleged actions or omissions by me in such capacity. In consideration of the Expense Advance by the Company for Expenses incurred by me in connection with the Proceeding, I hereby agree that if, in connection with the Proceeding, it is ultimately determined that I would not be permitted to ýbe indemnified under applicable law, then I shall promptly reimburse the portion of such Expense Advance relating to ýthe claims, issues ýor matters in the Proceeding as to which the foregoing findings have been established.ý To the extent that the Expense Advance does not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.

IN WITNESS WHEREOF, I have executed this Undertaking on this ______ day of ______________, 20___.

Exhibit A